UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report August 23, 2012

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b) On August 23, 2012, Stephen G. Klumb informed NB&T Financial Group, Inc. (“NBTF”) of his decision to retire from his position as Senior Vice President and Senior Loan Officer of The National Bank and Trust Company (the “Bank”) effective September 14, 2012.

(e) In connection with his retirement, Mr. Klumb and the Bank executed a Retirement Pay Agreement and General Release (the “Agreement”). The Agreement provides for payments to Mr. Klumb in exchange for an agreement not to solicit, for 18 months, any customer of NB&T with whom Mr. Klumb had contact or any employee of NB&T for employment, and a release of any claims or rights of action against NB&T and its related persons and entities. In exchange for such agreements, Mr. Klumb is entitled to bi-weekly payments for one year totaling $165,500 and continued coverage under NB&T’s medical insurance plan for one year with NB&T paying toward the cost of such coverage the amount it would have paid had Mr. Klumb continued to be employed, in each case less applicable tax withholding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ John J. Limbert
John J. Limbert President & CEO

Date: August 23, 2012